SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 31, 2002
                                                           ------------

                              PLANET ZANETT, INC.
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               (Exact name of registrant as specified in charter)


     Delaware                         0-27068                    56-4389547
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  (State or other jurisdiction (Commission File Number)     IRS Employer
       of incorporation                                 identification No.)


135 East 57th Street, 15th Floor, New York, NY               10022
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code   (212)-980-4600
                                                     --------------

-----------------------------------------------------------------------------
       (Former name or former address, if changed since last report).
       -------------------------------------------------------------

On June 15, 2002, Planet Zanett, Inc. (the "Company") filed a Current Report on Form 8-K (the "Form 8-K") to report its acquisition on May 31, 2002 of all of the shares of capital stock of Brandywine Computer Group, Inc., an Ohio corporation. The disclosures required by Item 2 were included in the Form 8-K. In accordance with Item 7 of the Form 8-K, the Company indicated that it would file certain financial information no later than the date by which such information is required to be filed pursuant to the Form 8-K. This Form 8-K/A amends and supplements the Form 8-K filed to provide such required financial information.

Item 2.     Acquisition or Disposition of Assets

Planet Zanett, Inc. (the "Company") is building an IT CommonwealthTM - a business model that seeks to combine private, independent technology companies into a public enterprise, with the goal of making them collectively stronger, more competitive and more profitable. The IT CommonwealthTM model seeks to preserve the management, culture, identity and operating style of its members while achieving advantages of scale. It also attempts to bring already successful entrepreneurs and companies together into a collaborative network, where each member continues to do what they do best, while contributing to the financial and operating performance of the IT CommonwealthTM as a whole.

Effective May 31, 2002 (the "Closing"), the Company acquired its second IT CommonwealthTM member. Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 31, 2002, among the Company, Planet Zanett Merger Sub BCG, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), Brandywine Computer Group, Inc. ("BCG"), and William Scott Seagrave and Mary Rosalie Seagrave, the shareholders of BCG (the "BCG Shareholders"), the Company acquired BCG through a merger (the "Merger") of BCG with and into Merger Sub. Upon consummation of the Merger, the separate corporate existence of BCG, an Ohio corporation, ceased and the name of Merger Sub was changed to Brandywine Computer Group, Inc. ("New BCG"), which is a Delaware corporation.

BCG provides technology consulting services primarily focused on the implementation of enterprise resource planning ("ERP"), supply chain and customer relationship management ("CRM") systems. BCG's clients range from Fortune 500 companies to mid-cap firms, with no specific industry or geographic concentration. BCG's ERP and supply chain implementations have historically been limited to the J. D. Edwards platform, but the ERP services are being expanded to include Microsoft Great Plains software as well. CRM implementations have been focused on software from Siebel Systems.

The total consideration to be paid by the Company to the BCG Shareholders will be comprised of the initial consideration, a purchase price adjustment based on the level of BCG working capital at Closing and future contingent consideration. The initial consideration of $2,750,876 in cash and 1,508,838 shares of the Company's common stock ("Common Stock") was paid at Closing. The shares issued were valued at $3,420,033 based on the average closing price of the Common Stock for the three trading days immediately preceding the Closing. The initial consideration will be decreased by $133,712, which is the amount that net working capital at Closing was less than the benchmark level of working capital to have been provided by BCG of $1,247,643 as of May 31, 2002.

The BCG Shareholders are also eligible to receive contingent consideration in each of the three successive annual periods commencing June 1, 2002 based upon New BCG attaining specified earnings and cash flow targets in each period. The contingent consideration in each period consists of a payment of $764,132 in cash and the issuance of a number of shares of Common Stock determined by dividing $764,132 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the issuance of the shares.

The annual contingent consideration will be paid to the BCG Shareholders only if New BCG's earnings before interest, taxes, depreciation and amortization ("EBITDA") and cash remittances, as defined in the Merger Agreement, equal or exceed certain thresholds specified in the Merger Agreement. However, if the BCG Shareholders meet the cash remittance requirements in each of the annual performance periods but fail to qualify for the contingent consideration for any annual performance period based on the EBITDA performance requirement, they will be entitled to receive such amounts of annual contingent consideration not previously paid after the end of the third performance period if New BCG generates cumulative EBITDA for the three performance periods taken as a whole that is in excess of the threshold specified in the Merger Agreement. In the event that any contingent consideration is paid to the BCG Shareholders, the value of such consideration will be added to the goodwill previously recorded at the date of the acquisition.

After making the $133,712 purchase price adjustment to the initial consideration, the maximum aggregate consideration will be approximately $10.7 million, of which approximately $6.1 million was paid at Closing as the initial consideration (as adjusted by the purchase price adjustment) and approximately $4.6 million may be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of BCG will total approximately $340,000.

The Common Stock issued or issuable to the BCG Shareholders pursuant to the Merger Agreement (the "Shares") is subject to certain transfer restrictions until June 1, 2006 pursuant to lock-up agreements executed by each BCG Shareholder. The lock-up agreements also provide the BCG Shareholders with registration rights with respect to the Common Stock. A portion of the Shares will be released from such restrictions when the closing bid price per share of the Common Stock equals or exceeds certain price targets.

On or after February 28, 2003, the BCG Shareholders have the right to request the Company to use its best efforts to effect a registration statement with the Securities and Exchange Commission covering the resale of the shares held by the BCG Shareholders.

The Company funded the cash portion of the purchase price paid at Closing by issuing a promissory note (the "Note") to a principal shareholder of the Company. The Note has a maturity date of May 31, 2005 and requires quarterly cash payments for interest beginning August 31, 2002, at the rate of eleven percent (11%) per annum. Principal is repayable in cash at maturity. The Note may be pre-paid without penalty.

In connection with the Merger, New BCG entered into employment agreements with the President and the Executive Vice-President of New BCG. Pursuant to the employment agreements, each will be employed by New BCG for a four-year period unless earlier terminated. The employment agreements provide for a market rate base annual salary and each may earn an annual performance bonus. Should the employment of either executive be terminated, they will be entitled, under certain conditions, to receive specified severance benefits.

Copies of the Merger Agreement, the Employment Agreements and the Note were Exhibits 2.1, 10.1, 10.2 and 10.3, to the Current Report on Form 8-K filed on June 15, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

The audited financial statements of Brandywine Computer Group, Inc., as of December 31, 2001 (Restated) and 2000 (Restated) and for the years then ended, together with the accompanying Independent Auditors' Report, are set forth in Exhibit 99.2.

The unaudited condensed quarterly financial statements of Brandywine Computer Group, Inc., for the three months ended March 31, 2002 and 2001, are set forth in Exhibit 99.3.

     (b) Pro Forma Financial Information

The pro forma condensed combining financial information for Planet Zanett, Inc. and Brandywine Computer Group, Inc., for the periods reflected therein, is set forth in Exhibit 99.4

     (c) Exhibits

         2.1   Agreement and Plan of Merger (*)

        10.1   Employment Agreement with William Scott Seagrave (*)

        10.2   Employment Agreement with Mary Rosalie Seagrave (*)

        10.3   Promissory Note issued to Bruno Guazzoni (*)

        99.1 Press release, dated June 5, 2002, announcing the acquisition of Brandywine Computer Group, Inc. (*)

        99.2 Financial Statements of Brandywine Computer Group, Inc. for the years ended December 31, 2001 (Restated) and 2000 (Restated)

        99.3 Condensed Financial Statements of Brandywine Computer Group, Inc. for the three months ended March 31, 2002 and 2001

        99.4 Pro Forma Condensed Combining Financial Information for Planet Zanett, Inc. and Brandywine Computer Group, Inc.

(*)   Exhibit incorporated by reference to the Company's Current Report on Form 8-K filed on June 15, 2002.

                                 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PLANET ZANETT, INC.


Date:	August 14, 2002               by:   /s/ Jack M. Rapport
      ---------------                     -------------------
                                    Name:  Jack M. Rapport
                                    Title: Chief Financial Officer

Exhibit Index

99.2 Financial Statements of Brandywine Computer Group, Inc. for the years ended December 31, 2001 (Restated) and 2000 (Restated)

99.3 Condensed Financial Statements of Brandywine Computer Group, Inc. for the three months ended March 31, 2002 and 2001

99.4 Pro Forma Condensed Combining Financial Information for Planet Zanett, Inc. and Brandywine Computer Group, Inc.

EXHIBIT 99.2

Financial Statements of Brandywine Computer Group, Inc. for the years ended December 31, 2001 (Restated) and 2000 (Restated)

BRANDYWINE COMPUTER GROUP, INC.
INDEX TO FINANCIAL STATEMENTS                                 PAGE
-----------------------------                                 ----
Independent Auditors' Report                                    1

Balance Sheets as of December 31, 2001(Restated)
     and 2000 (Restated)                                        2

Statements of Operations for the years ended
     December 31, 2001 (Restated) and 2000 (Restated)           3

Statements of Stockholders' Equity for the years ended
     December 31, 2001 (Restated) and 2000 (Restated)           4

Statements of Cash Flows for the years ended
     December 31, 2001 (Restated) and 2000 (Restated)           5

Notes to Financial Statements                                   6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Brandywine Computer Group,
Inc.

We have audited the accompanying balance sheets of Brandywine Computer Group, Inc. (the "Company") as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Brandywine Computer Group, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 11 to the financial statements, the accompanying financial statements have been restated.


/s/ Deloitte & Touche LLP
New York, New York
August 9, 2002

                                BRANDYWINE COMPUTER GROUP, INC.
                                        BALANCE SHEETS
RESTATED - See Note 11

                                                          December 31,
                                                   --------------------------
                                                      2001           2000
                                                   (Restated)     (Restated)
                                                   -----------    -----------
Assets
Current assets:
Cash and cash equivalents                          $    12,780    $   197,831
Accounts receivable                                  1,961,867      1,226,252
Prepaid expenses and other current assets               38,846         33,934
                                                   -----------    -----------
Total current assets                                 2,013,493      1,458,017

Property and equipment, net                             98,304        109,717
Other assets                                             3,400         13,600
                                                   -----------    -----------
Total assets                                       $ 2,115,197    $ 1,581,334
                                                   ===========    ===========

Liabilities and stockholders' equity

Current liabilities:
Accounts payable                                   $   211,538    $    71,375
Accrued expenses                                       443,958        344,789
                                                   -----------    -----------
Total current liabilities                         655,496        416,164
                                                   -----------    -----------
Commitments                                                  -              -

Stockholders' equity
Common stock, no par value; 850 shares
   authorized; 2 shares issued
   and outstanding                                       2,000          2,000
Retained earnings                                    1,457,701      1,163,170
                                                   -----------    -----------
Total stockholders' equity                           1,459,701      1,165,170
                                                   -----------    -----------
Total liabilities and stockholders' equity         $ 2,115,197    $ 1,581,334
                                                   ===========    ===========

See accompanying notes to the financial statements.

                                BRANDYWINE COMPUTER GROUP, INC.
                                   STATEMENTS OF OPERATIONS
RESTATED - See Note 11

                                             Year Ended December 31,
                                           ---------------------------
                                              2001            2000
                                           (Restated)      (Restated)
                                           -----------     -----------
Services revenue, net                      $ 7,317,704     $ 5,559,584
                                           -----------     -----------
Operating expenses:
Cost of services                             4,173,644       3,197,435
General and administrative                     782,399         690,247
Selling and marketing                          582,756         597,824
                                           -----------     -----------
Total operating expenses                     5,538,799       4,485,506
                                           -----------     -----------
Operating income                             1,778,905       1,074,078
                                           -----------     -----------
Other income:
Interest income                                  4,268               -
Other income                                       579               -
                                           -----------     -----------
Total other income                               4,847               -
                                           -----------     -----------
Income before taxes                          1,783,752       1,074,078

Provision for income taxes                      12,021          13,875
                                           -----------     -----------
Net income                                 $ 1,771,731     $ 1,060,203
                                           ===========     ===========

See accompanying notes to the financial statements.

                                BRANDYWINE COMPUTER GROUP, INC.
                               STATEMENTS OF STOCKHOLDERS' EQUITY
RESTATED - See Note 11

                                               Common Stock
                                           --------------------
                                                                   Retained
                                            Shares      Amount     Earnings       Total
                                           ---------   --------   -----------   -----------
Balance, December 31, 1999 (As Reported)           2   $  2,000   $ 1,349,049   $ 1,351,049
Prior period adjustment (See Note 11)              -          -      (196,081)     (196,081)
                                           ---------   --------   -----------   -----------
Balance, December 31, 1999 (Restated)              2      2,000     1,152,968     1,154,968
Net income (Restate)                               -          -     1,060,203     1,060,203
Distributions to stockholders                      -          -    (1,050,001)   (1,050,001)
                                           ---------   --------   -----------   -----------
Balance, December 31, 2000 (Restated)              2      2,000     1,163,170     1,165,170
Net income (Restated)                              -          -     1,771,731     1,771,731
Distributions to stockholders                      -          -    (1,477,200)   (1,477,200)
                                           ---------   --------   -----------   -----------
Balance, December 31, 2001 (Restated)              2   $  2,000   $ 1,457,701   $ 1,459,701
                                           =========   ========   ===========   ===========


See accompanying notes to the financial statements.

                          BRANDYWINE COMPUTER GROUP, INC.
                             STATEMENTS OF CASH FLOWS
RESTATED - See Note 11

                                               Year Ended December 31,
                                              -------------------------
                                                 2001           2000
                                              (Restated)    (Restated)
                                              -----------   -----------
Cash flows from operating activities:
Net income                                    $ 1,771,731   $ 1,060,203
Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                   47,018        42,596
    Changes in:
      Accounts receivable                        (735,615)      (45,471)
      Prepaid expenses and other
        current assets                             (4,912)       (9,316)
      Other assets                                 10,200       (13,600)
      Accounts payable                            140,163       (15,063)
      Accrued expenses                             99,169        79,030
                                              -----------   -----------
Net cash provided by operating activities       1,327,754     1,098,379
                                              -----------   -----------
Cash flows from investing activities:
Additions to property and equipment               (35,605)     (103,818)
                                              -----------   -----------
Net cash used in investing activities             (35,605)     (103,818)
                                              -----------   -----------
Cash flows from financing activities:
Distributions to stockholders                  (1,477,200)   (1,050,001)
                                              -----------   -----------
Net cash used in financing activities          (1,477,200)   (1,050,001)
                                              -----------   -----------
Net decrease in cash and cash equivalents        (185,051)      (55,440)

Cash and cash equivalents, beginning of year      197,831       253,271
                                              -----------   -----------
Cash and cash equivalents, end of year        $    12,780   $   197,831
                                              ===========   ===========


Supplemental cash flow information:
Income taxes paid                             $    12,021   $    13,875
                                              ===========   ===========


See accompanying notes to the financial statements.

                          BRANDYWINE COMPUTER GROUP, INC.
                           NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


1.     ORGANIZATION AND BUSINESS

       Brandywine Computer Group, Inc. ("BCG" or the "Company"), an Ohio corporation, provides technology consulting services primarily focused on the implementation of enterprise resource planning ("ERP"), supply chain and customer relationship management ("CRM") systems. BCG's clients range in size from mid-cap firms to Fortune 500 companies, with no specific industry or geographic concentration. The Company's ERP and supply chain implementations have historically been limited to the J. D. Edwards platform, but the ERP services are being expanded to include Microsoft Great Plains software as well. CRM implementations have been focused on software from Siebel Systems.

       The mission of the Company is to provide high quality consulting services to the enterprise application software market. The Company operates from its main office in Mason, Ohio.

       On May 31, 2002, Planet Zanett, Inc. ("PZI") acquired all of the issued and outstanding shares of BCG and BCG became a wholly-owned subsidiary of Planet Zanett, Inc.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Use of Estimates:
       The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include depreciation and the allowance for doubtful accounts receivable.

       Cash and Cash Equivalents:
       The Company considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

       Revenue Recognition:
       Revenues from professional services rendered pursuant to time and materials contracts are recognized as services are performed.
       Revenues from fixed-fee contracts for professional services are recognized using contract accounting based on the estimated percentage of completion. The percentage of completion for each contract is determined based on the ratio of costs incurred to total estimated costs to complete the project. Changes in estimated costs during the course of a fixed fee contract are reflected in the period in which

                          BRANDYWINE COMPUTER GROUP, INC.
                       NOTES TO FINANCIAL STATEMENTS (CONT'D)

       such facts become known. If such changes indicate that a loss may be realized on a contract, the entire loss is recorded at such time. For the years ended December 31, 2001 and 2000, the Company had no fixed fee contracts.

       Cash received prior to the performance of services under customer contracts is recognized as a liability and deferred until such time that all revenue recognition criteria have been met. At December 31, 2001 and 2000, BCG did not have any deferred revenue.

       Out-of-pocket expenses incurred during the performance of professional service contracts are included in costs of services and any amounts rebilled to clients are included in revenue during the period in which they are incurred. Revenue included rebilled out-of-pocket expenses of $564,866 and $348,852 for the years ended December 31, 2001 and 2000, respectively.

       Cost of Services:
       Cost of services includes salaries and related costs of consulting staff and outside contractors, as well as travel and related costs related to the provision of services at client locations. Additionally, under its preferred partner agreement with J.D. Edwards, the Company pays a sales referral fee on certain contracts that is included in cost of services. This sales referral fee represents a percentage of service revenue billed to customers under the applicable contracts.

       Property and Equipment:
       Property and equipment is stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.
       Income Taxes:
       The Company has elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes. As a Subchapter S corporation, U.S. federal income taxes of BCG are the responsibility of the individual shareholders in proportion to their ownership interests. Accordingly no provision for U.S. federal income taxes is included in the Company's financial statements.

       A provision for state and local income taxes has been included in the Company's financial statements for the years ended December 31, 2001 and 2000.

       Income taxes are accounted for under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

                           BRANDYWINE COMPUTER GROUP, INC.
                        NOTES TO FINANCIAL STATEMENTS (CONT'D)

       Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

       Long-Lived Assets:
       Long-lived assets held and used in BCG's business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. BCG evaluates the carrying value of its long-lived assets in relation to operating performance and future discounted cash flows of the underlying business when indications of impairment are present. If it is determined that an impairment in value has occurred, the value of the asset will be written down to the present value of the future operating cash flows to be generated by the asset. Long-lived assets to be disposed of, if any, are evaluated in relation to their net realizable value. No impairment charges were recorded in the years ended December 31, 2001 and 2000.

       Comprehensive Income:
       Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting
       of "comprehensive income."   Comprehensive income is comprised of two
       components, net income and other comprehensive income. Comprehensive income is defined as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. BCG does not have any components of comprehensive income other than net income.

       Segment Reporting:
       SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," replaces an industry segment approach under previously issued pronouncements with a management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the basis of the Company's reportable segments.

       SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. BCG currently has one reportable segment.

       Fair Value of Financial Instruments:
       The carrying value of financial instruments, which include cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximates their fair value due to their short maturities.

       Recent Accounting Pronouncements:
       In October 2001, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 addresses financial accounting and reporting for the impairment of or disposal of long-lived assets. The provisions of SFAS 144 are

                          BRANDYWINE COMPUTER GROUP, INC.
                       NOTES TO FINANCIAL STATEMENTS (CONT'D)

       effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 144 effective January 1, 2002. The adoption did not have an effect on its results of operations and financial position.

       In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement will be effective for the Company for the year ending December 31, 2003. Management does not believe that the adoption of this statement will have a material effect on our results of operations or financial position.

       In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company is currently evaluating the potential impact of SFAS 146 on its results of operations and financial position.

3.     CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject BCG to concentrations of credit risk primarily consist of cash and accounts receivable.

       BCG deposits its cash and cash equivalents with financial institutions of high credit quality. All accounts receivable are unsecured. BCG believes that any credit risk associated with receivables is minimal due to the diversification and credit worthiness of its customers.
       All revenue is generated in the United States.

       For the year ended December 31, 2001, BCG had four customers that accounted for approximately 15%, 14%, 13% and 11% of revenue. For the year ended December 31, 2000, BCG had three customers that accounted for approximately 29%, 19% and 15% of revenue.

       At December 31, 2001, BCG had four customers that accounted for approximately 26%, 18%, 16% and 12% of accounts receivable. At December 31, 2000, BCG had three customers that accounted for approximately 19%, 13% and 10% of accounts receivable.

                                  BRANDYWINE COMPUTER GROUP, INC.
                              NOTES TO FINANCIAL STATEMENTS (CONT'D)

4.     PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following at December 31, 2001 and 2000:

                                      Estimated
                                       Useful
                                        Lives       2001          2000
                                       -------    ---------    ---------
       Equipment                       3 years    $ 115,444    $ 109,356
       Vehicles                        3 years       26,916       26,916
       Furniture                       7 years       37,497       35,113
                                                  ---------    ---------
       Total                                        179,857      171,385
       Less:  accumulated depreciation              (81,553)     (61,668)
                                                  ---------	   ---------
       Property and equipment, net                $  98,304    $ 109,717
                                                  =========    =========

       Depreciation expense was $47,018 and $42,596 for the years ended December 31, 2001 and 2000, respectively.

5.     COMMITMENTS AND CONTINGENCIES

       The Company leases its main office space under a non-cancelable operating lease that expires on January 31, 2005. The lease calls for a monthly base rental plus a pro-rata share of building expenses and real estate taxes.

       At December 31, 2001 future minimum lease payments under the non-cancelable operating lease are as follows:

          Year ending
          December 31,                                     Amount
          ------------                                   ---------
              2002                                       $  41,855
              2003                                          43,316
              2004                                          44,826
              2005                                           3,746
                                                         ---------
              Total                                      $ 133,743
                                                         =========

       Total rent expense for office space under such lease amounted to $39,859 and $18,642 for the years ended December 31, 2001 and 2000, respectively.

       Additionally, Brandywine Computer Enterprise, Inc., a related party owned by the Company's stockholders, entered into a $1,000,000 bank line of credit in January 2002. Under this line of credit agreement, all of the Company's assets were pledged as collateral. No amounts were drawn down under this credit line and the facility was cancelled in July 2002 after the acquisition of the Company by Planet Zanett, Inc.

                                  BRANDYWINE COMPUTER GROUP, INC.
                              NOTES TO FINANCIAL STATEMENTS (CONT'D)

6.     ACCRUED EXPENSES

       Accrued expenses were comprised of the following at December 31, 2001 and 2000:

                                                  December 31,
                                             -----------------------
                                                2001          2000
                                             ---------     ---------
       Accrued compensation                  $ 261,314     $ 233,538
       Accrued sales referral expense          182,644       111,251
                                             ---------     ---------
       Total                                 $ 443,958     $ 344,789
                                             =========     =========

7.     401K PLAN

       Effective July 1, 1998 the Company adopted a qualified 401(k) deferred contribution savings plan under the Internal Revenue Code of 1986, as amended (the "401K Plan"). All employees who have completed one year of service and have attained the age of 21 are eligible to participate in the 401K Plan. Participants may contribute up to 15% of their gross wages not to exceed, in any given year, a limitation set by the Internal Revenue Service regulations. The 401K Plan provides for matching contributions equal to 50% on the first 6% of compensation contributed by the participants, as well as discretionary contributions as management may determine. The amounts contributed by the Company to the 401K Plan were $52,956 and $29,958 for the years ended December 31, 2001 and 2000, respectively.

8.     STOCKHOLDERS' EQUITY

       At December 31, 2001 and 2000, BCG had authorized 850 shares of common stock with no par value, of which two shares were issued and outstanding. As a Subchapter S Corporation, BCG periodically made cash distributions to its two stockholders totaling $1,477,200 and $1,050,001 for the years ended December 31, 2001 and 2000, respectively.

9.     INCOME TAXES

       The Company elected to be treated as a Subchapter S Corporation for U.S. federal income tax purposes. As a Subchapter S Corporation, U.S. federal income taxes of the Company are the responsibility of the individual stockholders in proportion to their ownership interest. Therefore, the income tax provisions for the years ended December 31, 2001 and 2000, represent state and local income taxes for income earned in states that do not recognize the Subchapter S election.
       Upon its acquisition by PZI on May 31, 2002, the Company changed its U.S. federal tax status to become a C Corporation.

The Company had recorded no deferred income taxes at December 31, 2001 and 2000.

                                  BRANDYWINE COMPUTER GROUP, INC.
                               NOTES TO FINANCIAL STATEMENTS (CONT'D)

10.    SALE OF THE BUSINESS

       Effective May 31, 2002, the Company was purchased by Planet Zanett, Inc. ("PZI"). PZI purchased all of the outstanding shares of the Company in exchange for cash and shares of PZI common stock.

11.    RESTATEMENT OF FINANCIAL STATEMENTS

       Subsequent to the original issuance of the Company's financial statements for the years ended December 31, 2001 and 2000, management has subsequently determined that certain reclassifications and additional disclosures to the financial statements were needed to comply with the reporting requirements of the Securities and Exchange Commission.
Management also identified errors related predominantly to accrual of sales commissions and various other expenses. As a result, the accompanying financial statements have been restated from the amounts and disclosures previously reported to give effect to these matters.

A summary of the significant effects of the restatement is as follows:

                                   December 31, 2001                  December 31, 2000
                                ----------------------------    ----------------------------
                                As Previously                   As Previously
                                  Reported       As Restated       Reported      As Restated
                                -------------    -----------    -------------    -----------
At December 31,
Accounts receivable             $ 1,900,554      $ 1,961,867    $ 1,164,940      $ 1,226,252
Prepaid expenses and
  other current assets          $         -      $    38,846    $         -      $    33,934
Total current assets            $ 1,913,334      $ 2,013,493    $ 1,362,771      $ 1,458,017
Other assets                    $    13,400      $     3,400    $    20,400      $    13,600
Total assets                    $ 2,025,238      $ 2,115,197    $ 1,492,888      $ 1,581,334
Accrued expenses                $    45,607      $   443,958    $    49,961      $   344,789
Total current liabilities       $   257,145      $   655,496    $   121,336      $   416,164
Retained earnings               $ 1,766,093      $ 1,457,701    $ 1,369,522      $ 1,163,170
Total stockholders' equity      $ 1,768,093      $ 1,459,701    $ 1,371,522      $ 1,165,170

For the year ended
  December 31,
Revenue                         $ 6,752,838      $ 7,317,704    $ 5,210,731      $ 5,559,584
Cost of services                $         -(1)   $ 4,173,644    $         -(1)   $ 3,197,435
Selling and marketing           $         -(1)   $   582,756    $         -(1)   $   597,824
General and administrative      $         -(1)   $   782,399    $         -(1)   $   690,247
Total operating expenses        $ 5,436,789      $ 5,538,799    $ 4,475,204      $ 4,485,506
Operating income                $ 1,316,049      $ 1,778,905    $   735,527      $ 1,074,078
Total other income              $   569,713      $     4,847    $   348,852      $         -
Net income                      $ 1,873,741      $ 1,771,731    $ 1,070,504      $ 1,060,203

(1) - The previously reported financial statements only presented total operating expenses. The restated financial statements reclassified this amount into its individual components to comply with SEC reporting requirements.


EXHIBIT 99.3

Condensed Financial Statements of Brandywine Computer Group, Inc. for the three months ended March 31, 2002 and 2001

BRANDYWINE COMPUTER GROUP, INC.
INDEX TO FINANCIAL STATEMENTS                                 PAGE
-----------------------------                                 ----

Condensed Balance Sheets as of March 31, 2002 (unaudited)       1

Condensed Statements of Operations for the three
     months ended March 31, 2002 and 2001 (unaudited)           2

Condensed Statements of Cash Flows for the three
     months ended March 31, 2002 and 2001 (unaudited)           3

Notes to unaudited condensed financial statements               4

                               BRANDYWINE COMPUTER GROUP, INC.
                                  CONDENSED BALANCE SHEETS

                                                    March 31,
                                                      2002
                                                   (Unaudited)
                                                   -----------
Assets
Current assets:
Cash and cash equivalents                          $   666,939
Accounts receivable                                  1,337,334
Prepaid expenses and other current assets               53,521
                                                   -----------
Total current assets                                 2,057,794

Property and equipment, net                            104,640
Other assets                                             3,400
                                                   -----------
Total assets                                       $ 2,165,834
                                                   ===========

Liabilities and stockholders' equity

Current liabilities:
Accounts payable                                   $   152,905
Accrued expenses                                       467,886
                                                   -----------
Total current liabilities                              620,791
                                                   -----------
Commitments                                                  -

Stockholders' equity
Common stock, no par value; 850 shares
   authorized; 2 shares issued and outstanding           2,000
Retained earnings                                    1,543,043
                                                   -----------
Total stockholders' equity                           1,545,043
                                                   -----------
Total liabilities and stockholders' equity         $ 2,165,834
                                                   ===========

See accompanying notes to the financial statements.

                          BRANDYWINE COMPUTER GROUP, INC.
                             STATEMENTS OF OPERATIONS

                                          Three Months Ended March 31,
                                          ----------------------------
                                             2002            2001
                                          (Unaudited)     (Unaudited)
                                          -----------     -----------
Services revenue, net                     $ 1,999,184     $ 1,878,513
                                          -----------     -----------
Operating expenses:
Cost of services                            1,063,434         945,448
General and administrative                    281,087         199,417
Selling and marketing                         168,678         164,435
                                          -----------     -----------
Total operating expenses                    1,513,199       1,309,300
                                          -----------     -----------
Operating income                              485,985         569,213
                                          -----------     -----------
Interest income                                 1,877             444
                                          -----------     -----------
Income before taxes                           487,862         569,657

Provision for income taxes                      2,520           1,726
                                          -----------     -----------
Net income                                $   485,342     $   567,931
                                          ===========     ===========

See accompanying notes to the financial statements.

                          BRANDYWINE COMPUTER GROUP, INC.
                             STATEMENTS OF CASH FLOWS

                                                 Three Months Ended March 31,
                                                 ----------------------------
                                                     2002            2001
                                                 (Unaudited)     (Unaudited)
                                                 -----------     -----------
Cash flows from operating activities:
Net income                                       $   485,342     $   567,931
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                      10,921          10,967
    Changes in:
      Accounts receivable                            624,533          58,179
      Prepaid expenses and other
        current assets                               (14,675)          2,443
      Other assets                                         -          (6,800)
      Accounts payable                               (58,633)         35,635
      Accrued expenses                                23,928          (8,155)
                                                 -----------     -----------
Net cash provided by operating activities          1,071,416         660,200
                                                 -----------     -----------
Cash flows from investing activities:
Additions to property and equipment                  (17,257)         (5,977)
                                                 -----------     -----------
Net cash used in investing activities                (17,257)         (5,977)
                                                 -----------     -----------
Cash flows from financing activities:
Distributions to stockholders                       (400,000)       (419,998)
                                                 -----------     -----------
Net cash used in financing activities               (400,000)       (419,998)
                                                 -----------     -----------
Net increase in cash and cash equivalents            654,159         234,225

Cash and cash equivalents, beginning of period        12,780         197,831
                                                 -----------     -----------
Cash and cash equivalents, end of period         $   666,939     $   432,056
                                                 ===========     ===========

See accompanying notes to the financial statements.

                       BRANDYWINE COMPUTER GROUP, INC.
                   NOTES TO CONDENSED FINANCIAL STATEMENTS

1.     ORGANIZATION AND BUSINESS

       Brandywine Computer Group, Inc. ("BCG" or the "Company") provides technology consulting services primarily focused on the implementation of enterprise resource planning ("ERP"), supply chain and customer relationship management ("CRM") systems. BCG's clients range from Fortune 500 companies to mid-cap firms, with no specific industry or geographic concentration. BCG's ERP and supply chain implementations have historically been limited to the J. D. Edwards platform, but the ERP services are being expanded to include Microsoft Great Plains software as well. CRM implementations have been focused on software from Siebel Systems.

       The mission of the Company is to provide high quality consulting services to the enterprise application software market. The Company operates from its main office in Mason, Ohio.

       On May 31, 2002, Planet Zanett, Inc. acquired all of the issued and outstanding shares of the BCG and the BCG became a wholly-owned subsidiary of Planet Zanett, Inc.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Use of Estimates:
       The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include depreciation and the allowance for doubtful accounts receivable.

       Cash and Cash Equivalents:
       The Company considers highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

       Revenue Recognition:
       Revenues from professional services rendered pursuant to time and materials contracts are recognized as services are performed.
       Revenues from fixed-fee contracts for professional services are recognized using contract accounting based on the estimated percentage of completion. The percentage of completion for each contract is determined based on the ratio of costs incurred to total estimated costs to complete the project. Changes in estimated costs during the course of a fixed fee contract are reflected in the period in which such facts become known. If such changes indicate that a loss may be realized on a contract, the entire loss is recorded at such time.

                          BRANDYWINE COMPUTER GROUP, INC.
                  NOTES TO CONDENSED FINANCIAL STATEMENTS (CONT'D)

       Cash received prior to the performance of services under customer contracts is recognized as a liability and deferred until such time that all revenue recognition criteria have been met. At March 31, 2002, BCG did not have any deferred revenue.

       Out-of-pocket expenses incurred during the performance of professional service contracts are included in costs of services and any amounts rebilled to clients are included in revenue during the period in which they are incurred. Revenue included rebilled out-of-pocket expenses of $103,488 and $153,804 for the three months ended March 31, 2002 and 2001, respectively.

       Cost of Services:
       Cost of services includes salaries and related costs of consulting staff and outside contractors, as well as travel and related costs related to the provision of services at client locations. Additionally, under its preferred partner agreement with J.D. Edwards, the Company pays a sales referral fee on certain contracts that is included in cost of services. This sales referral fee represents a percentage of service revenue billed to customers under the applicable contracts.

       Property and Equipment:
       Property and equipment is stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the related assets.

       Income taxes:
       The Company has elected to be treated as a Subchapter S corporation for U.S. federal income tax purposes. As a Subchapter S corporation, U.S. federal income taxes of BCG are the responsibility of the individual shareholders in proportion to their ownership interests. Accordingly no provision for U.S. federal income taxes is included in BCG's financial statements.

       A provision for state and local income taxes has been included in BCG's financial statements for the three months ended March 31, 2002 and 2001.

       Deferred income taxes are provided for temporary differences between the financial statement carrying amounts of the Company's assets and liabilities and their respective tax bases utilizing currently enacted tax laws and rates. A valuation allowance is provided based on the weight of available evidence, if it is considered more likely than not that some portion, or all, of deferred tax assets will not be realized.

       Long-Lived Assets:
       Long-lived assets held and used in BCG's business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. BCG evaluates the carrying value of its long-lived assets in relation to operating performance and future discounted cash flows of the underlying business when indications of impairment are present. If it is determined that an impairment in value has occurred, the

                          BRANDYWINE COMPUTER GROUP, INC.
                      NOTES TO FINANCIAL STATEMENTS (CONT'D)

       value of the asset will be written down to the present value of the future operating cash flows to be generated by the asset. Long-lived assets to be disposed of, if any, are evaluated in relation to their net realizable value. No impairment charges were recorded in the three months ended March 31, 2002 and 2001.

       Comprehensive Income:
       Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. Comprehensive income is defined as the change in the equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. BCG does not have any components of comprehensive income other than net income.

       Segment Reporting:
       SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," replaces an industry segment approach under previously issued pronouncements with a management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the basis of the Company's reportable segments.

       SFAS No. 131 also requires disclosures about products and services, geographic areas and major customers. BCG currently has one reportable segment.

       Fair Value of Financial Instruments:
       The carrying value of financial instruments, which include cash equivalents, accounts receivable, accounts payable, and accrued expenses, approximates their fair value due to their short maturities.

       Recent Accounting Pronouncements:
       In October 2001, the Financial Accounting Standards Board ("the FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 144 addresses financial accounting and reporting for the impairment of or disposal of long-lived assets. The provisions of SFAS 144 are effective for fiscal years beginning after December 15, 2001. The Company adopted SFAS 144 effective January 1, 2002. The adoption did not have any effect on its results of operations and financial position.

                          BRANDYWINE COMPUTER GROUP, INC.
                      NOTES TO FINANCIAL STATEMENTS (CONT'D)

       In April 2002, the FASB issued SFAS No. 145 "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement will be effective for the Company for the year ending December 31, 2003. Management does not believe that the adoption of this statement will not have a material effect on our results of operations or financial position.

       In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company is currently evaluating the potential impact of SFAS 146 on its results of operations and financial position.

3.     CONCENTRATION OF CREDIT RISK

       Financial instruments that potentially subject BCG to concentrations of credit risk primarily consist of cash, accounts receivable and unbilled revenue.

       BCG deposits its cash and cash equivalents with financial institutions of high credit quality. All accounts receivable are unsecured. BCG believes that any credit risk associated with receivables is minimal due to the size, industry diversification and credit worthiness of its customers. Receivables are stated at net realizable value, which approximates fair value. All revenues are generated in the United States.

       For the three months ended March 31, 2002, BCG had three customers that accounted for approximately 35%, 13%, and 12% of revenue. For the three months ended March 31, 2001, BCG had five customers that accounted for approximately 15%, 14%, 14%, 14% and 14% of revenue.

       At March 31, 2002, BCG had three customers that accounted for approximately 31%, 21%, and 10% of accounts receivable.

                          BRANDYWINE COMPUTER GROUP, INC.
                      NOTES TO FINANCIAL STATEMENTS (CONT'D)

4.     STOCKHOLDERS' EQUITY

       At March 31, 2002, BCG had authorized 850 shares of common stock with no par value, of which two shares were issued and outstanding. As a Subchapter S Corporation BCG periodically made cash distributions to the two stockholders totaling $400,000 and $419,998 for the three months ended March 31, 2002 and 2001, respectively.

5.     CONTINGENT LIABILITY

       Brandywine Computer Enterprise, Inc., a related party owned by the Company's stockholders, entered into a $1,000,000 bank line of credit in January 2002. Under this line of credit agreement, all of the Company's assets were pledged as collateral. No amounts were drawn down under this credit line and the facility was cancelled in July 2002 after the acquisition of the Company by Planet Zanett, Inc.

6.     SALE OF THE BUSINESS

       Effective May 31, 2002, the Company was purchased by Planet Zanett, Inc. ("PZI"). PZI purchased all of the outstanding shares of the Company in exchange for cash and shares of PZI common stock.

Exhibit 99.3

Pro Forma Condensed Combining Financial Information for Planet Zanett, Inc. and Brandywine Computer Group, Inc.


INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

                                                                  Page
Unaudited Pro Forma Condensed Combining Balance Sheet as of
  March 31, 2001                                                   1

Unaudited Pro Forma Condensed Combining Statement of
  Operations for the three months ended March 31, 2001             3

Unaudited Pro Forma Condensed Combining Statement of
  Operations for the Year ended December 31, 2001                  4

Notes to Unaudited Pro Forma Condensed Combining
  Financial Information                                            5

                              Planet Zanett, Inc.
             Unaudited Pro Forma Condensed Combining Balance Sheet
                             As of March 31, 2002

                                 March 31, 2002 Historical                   Pro Forma Adjustments                  March 31, 2002
                                 ---------------------------   --------------------------------------------------      Pro Forma
                                 Planet Zanett       BCG           (a)         (b)          (c)           (d)          Combined
Assets                           -------------   -----------   ----------   ---------   -----------   -----------   --------------
Current assets:
  Cash and cash equivalents      $    116,114    $   666,939   $2,750,876   $(416,939)  $(2,750,876)  $         -   $   366,114
  Accounts receivable, net            886,974      1,337,334            -           -             -             -     2,224,308
  Interest receivable                 165,717              -            -           -             -             -       165,717
  Due from employees, net              87,283              -            -           -             -             -        87,283
  Prepaid expenses and
    other current assets               89,752         53,521            -           -       133,712             -       276,985
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total current assets                1,345,840      2,057,794    2,750,876    (416,939)   (2,617,164)            -     3,120,407
Property and equipment, net           110,039        104,640            -           -             -             -       214,679
Capitalized software, net              96,463              -            -           -             -             -        96,463
Loans receivable                    1,057,695              -            -           -             -             -     1,057,695
Goodwill                            4,629,977              -            -           -       286,000     5,249,093    10,165,070
Investments                           450,000              -            -           -     6,377,197    (6,377,197)      450,000
Other assets                            3,813          3,400            -           -             -            -          7,213
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total assets                     $  7,693,827    $ 2,165,834   $2,750,876   $(416,939)  $ 4,046,033   $(1,128,104)  $15,111,527
                                 ============    ===========   ==========   =========   ===========   ===========   ===========
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable               $    341,881    $   152,905   $        -   $       -   $         -   $         -   $   494,786
  Accrued expenses                    643,944        467,886            -           -       340,000             -     1,451,830
  Deferred income taxes                     -              -            -           -        71,500             -        71,500
  Capital lease obligation             17,558              -            -           -             -             -        17,558
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total current liabilities           1,003,383        620,791            -           -       411,500             -     2,035,674
Note payable, related party         1,500,000              -    2,750,876           -             -             -     4,250,876
Capital lease obligation,
  less current portion                 10,906              -            -           -             -             -        10,906
Deferred income taxes                  82,718              -            -           -       214,500             -       297,218
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total liabilities                   2,597,007        620,791    2,750,876           -       626,000             -     6,594,674

Minority interest                      63,345              -            -           -             -             -        63,345

Stockholders' equity
  Common stock                         26,456          2,000            -           -         1,509        (2,000)       27,965
  Paid-in capital                  15,417,948              -            -           -     3,418,524             -    18,836,472
  Notes receivable for
    stock subscriptions            (2,829,397)             -            -           -             -             -    (2,829,397)
  Deferred compensation              (454,238)             -            -           -             -             -      (454,238)
  Retained earnings/(deficit)      (7,127,294)     1,543,043            -    (416,939)            -    (1,126,104)   (7,127,294)
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total stockholders' equity          5,033,475      1,545,043            -    (416,939)    3,420,033    (1,128,104)    8,453,508
                                 ------------    -----------   ----------   ---------   -----------   -----------   -----------
Total liabilities and
  stockholders' equity           $  7,693,827    $ 2,165,834   $2,750,876   $(416,939)  $ 4,046,033   $(1,128,104)  $15,111,527
                                 ============    ===========   ==========   =========   ===========   ===========   ===========

See notes to unaudited pro forma condensed combining financial information.

                             Planet Zanett, Inc.
         Unaudited Pro Forma Condensed Combining Statement of Operations
                  For the Three Months Ended March 31, 2002

                                                March 31, 2002 Historical     Pro Forma Adjustments      March 31, 2002
                                                ---------------------------   ------------------------     Pro Forma
                                                Planet Zanett       BCG           (e)          (f)         Combined
                                                -------------   -----------   -----------   ----------    -------------
Services revenue                                $  1,373,325    $ 1,999,184   $         -   $        -    $   3,372,509
                                                ------------    -----------   -----------   ----------    -------------
Operating expenses:
  Cost of services                                   921,833      1,063,434             -            -        1,985,267
  Selling and marketing                               52,087        168,679             -            -          220,766
  General and administrative                         985,497        281,087             -            -        1,266,584
  Impairment charges                                 308,613              -             -            -          308,613
                                                ------------    -----------   -----------   ----------    -------------
     Total operating expenses                      2,268,030      1,513,200             -            -        3,781,230
                                                ------------    -----------   -----------   ----------    -------------
        Operating income/(loss)                     (894,705)       485,984             -            -         (408,721)
                                                ------------    -----------   -----------   ----------    -------------
Other (income)/expense, net                          (12,198)        (1,877)       75,650            -           61,575
Equity in losses of affiliates                         4,836              -             -            -            4,836
Minority interest                                    113,891              -             -            -          113,891
                                                ------------     -----------  -----------   ----------    -------------
Income/(loss) before income tax provision           (773,452)        487,861      (75,650)           -
(361,241)
Income tax provision/(benefit)                       (28,360)          2,520            -            -          (25,840)
                                                ------------     -----------  -----------   ----------    -------------
Net loss                                        $   (745,092)    $   485,341  $   (75,650)  $        -    $    (335,401)
                                                ============     ===========  ===========   ==========    =============
Loss per share (basic and diluted)              $     (0.03)                                              $       (0.01)
                                                ===========                                               =============
Weighted average shares outstanding              25,223,782                                  1,508,838       26,732,720
                                                ===========                                 ==========    =============

See notes to unaudited pro forma condensed combining financial information.

                                     Planet Zanett, Inc.
               Unaudited Pro Forma Condensed Combining Statement of Operations
                            For the Year Ended December 31, 2001

                                      December 31, 2001                    Pro Forma Adjustments
                                   -------------------------               ----------------------
                                                                                                   Dec. 31, 2001
                                                                                                    Pro Forma
                                        Planet Zanett     BCG (*)      BBT          (e)         (f)       Combined
                                        -------------  ----------  -----------  ----------  ----------  ------------
Services revenue                        $    339,726   $7,317,704  $ 6,526,358  $        -  $        -  $ 14,183,788
                                        ------------   ----------  -----------  ----------  ----------  ------------
Operating expenses:
  Cost of services                           316,620    4,173,644    4,285,895           -           -     8,667,544
  Selling and marketing                       37,289      582,756      266,605           -           -     1,831,152
  General and administrative               2,867,182      782,399    1,211,107      18,639           -     3,934,825
  Impairment charges                       2,592,079            -            -           -           -     2,592,079
  Goodwill amortization                       88,048            -            -           -           -        88,048
                                        ------------   ----------  -----------  ----------  ----------  ------------
     Total operating expenses              5,901,218    5,538,799    5,763,607      18,639           -    17,222,263
                                        ------------   ----------  -----------  ----------  ----------  ------------
        Operating income/(loss)           (5,561,492)   1,778,905      762,751     (18,639)          -    (3,038,475)
                                        ------------   ----------  -----------  ----------  ----------  ------------
Other (income)/expense, net                 (250,973)      (4,847)      (9,002)    456,751           -       191,929
Equity in losses of affiliates               187,701            -            -           -           -       187,701
Minority interest                            186,014            -            -           -           -       186,014
                                         -----------   ----------  -----------  ----------  ----------  ------------
Income/(loss) before income
  tax provision                           (5,312,206)   1,783,752      771,753    (475,390)          -    (3,232,091)
Income tax provision/(benefit)               (41,360)      12,021     (100,875)          -           -      (130,214)
                                         -----------   ----------  -----------  ----------  ----------  ------------
Net loss                                 $(5,270,846)  $1,771,731  $   872,628    (475,390) $        -  $ (3,101,877)
                                         ===========   ==========  ===========  ==========  ==========  ============
Loss per share (basic and diluted)       $     (0.23)                                                   $      (0.12)
                                        ===========                                                    ============
Weighted average shares outstanding       23,259,184                                         2,425,505    25,684,689
                                         ===========                                        ==========  ============

(*) - As Restated.

See notes to unaudited pro forma condensed combining financial information.

                              PLANET ZANETT, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION


1.     Basis of Presentation.

Effective May 31, 2002 (the "Closing"), pursuant to the terms of the Agreement and Plan of Merger dated as of May 31, 2002, Planet Zanett, Inc. (the "Company"), acquired all of the capital stock of Brandywine Computer Group, Inc. ("BCG").

The total consideration to be paid by the Company to the BCG Shareholders will be comprised of the initial consideration, a purchase price adjustment based on the level of BCG working capital at Closing and future contingent consideration. The initial consideration of $2,750,876 in cash and 1,508,838 shares of the Company's common stock ("Common Stock") was paid at Closing. The shares issued were valued at $3,420,033 based on the average closing price of the Common Stock for the three trading days immediately preceding the Closing. The initial consideration will be decreased by $133,712, which is the amount that net working capital at Closing was less than the benchmark level of working capital to have been provided by BCG of $1,247,643 as of May 31, 2002.

The BCG Shareholders are also eligible to receive contingent consideration in each of the three successive annual periods commencing June 1, 2002 based upon BCG attaining specified earnings and cash flow targets in each period. The contingent consideration in each period consists of a payment of $764,132 in cash and the issuance of a number of shares of Common Stock determined by dividing $764,132 by the weighted average closing price of the Common Stock for the ten trading days immediately preceding the issuance of Common Stock for each period. For accounting purposes, the value of the Common Stock issued for each annual performance period will be determined based on the weighted average closing price of the Common Stock for the three trading days immediately preceding the issuance of the shares.

After making the $133,712 purchase price adjustment to the initial consideration, the maximum aggregate consideration will be approximately $10.7 million, of which approximately $6.1 million was paid at Closing as the initial consideration (as adjusted by the purchase price adjustment) and approximately $4.6 million may be paid as contingent consideration. The Company estimates that transaction costs associated with the acquisition of BCG will total approximately $340,000.

The results of operations of BCG will be consolidated with the results of operations of the Company for all periods subsequent to the acquisition date of May 31, 2002.

The accompanying unaudited pro forma financial information is presented to illustrate the continuing impact of the BCG acquisition by showing how it might have affected historical financial statements if the acquisition had occurred on January 1, 2001. The unaudited pro forma financial information was prepared by combining the historical financial statements of the Company and BCG as of and for the three months ended March 31, 2002 and for the year ended December 31, 2001. Certain pro forma adjustments were made assuming the acquisition had occurred on January 1, 2001. Additionally, since the Company's operating results for the year ended December 31, 2001, only included the results of its wholly-owned subsidiary Back Bay Technologies, Inc. ("BBT") since its acquisition date of December 7, 2001, pro forma adjustments were made to include the BBT's results as if it had been acquired on January 1, 2001.

The accompanying unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statements of operations. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both the Company and BCG.

The pro forma condensed combining financial information included herein does not reflect any contingent consideration that may be paid in the future. The actual amount of future consideration will be recognized as an adjustment to goodwill in the period in which the contingency is resolved and will be based upon the price of the Company's Common Stock at the date the contingency is resolved.

The allocation of the initial purchase price consideration paid at Closing to the assets acquired and liabilities assumed included in the pro forma condensed combined financial information was based upon preliminary estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of the Company's final valuation of the assets and liabilities of BCG.

The following table sets forth the components of the purchase price:

         Cash paid                                   $2,750,876
         Common stock issued                          3,420,033
         Purchase price adjustment                     (133,712)
         Estimated transaction costs                    340,000
                                                     ----------
         Total purchase price                        $6,377,197
                                                     ==========
The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon BCG's March 31, 2002 balance sheet:
          Current assets                                1,640,855
          Property and equipment                          104,640
          Other assets                                      3,400
          Liabilities assumed, current                   (620,791)
                                                       ----------
          Fair value of assets acquired                 1,128,104
                                                       ----------
          Cost in excess of net assets acquired         5,249,093
          Deferred tax effect on purchase accounting      286,000
                                                       ----------
          Recorded goodwill                             5,535,093
                                                       ----------
          Total estimated fair value of net
             assets acquired and recorded goodwill     $6,663,197
                                                       ==========

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. The provisions of these statements apply to all business combinations initiated after June 30, 2001. Under the provisions of these pronouncements, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Intangible assets with finite lives will be amortized over their useful lives.

In accordance with the provisions of SFAS No. 142, the Company will not amortize goodwill and intangible assets with indefinite lives recorded in connection with the acquisition of BCG. The Company expects to perform an annual impairment test of the goodwill and indefinite lived intangible assets but has not yet determined what effect these tests will have on the results of operations or the financial position of the Company in future periods.

2.     Explanation of pro forma adjustments:

The pro forma balance sheet as of March 31, 2002 gives effect to the acquisition of BCG by the Company as if it had occurred effective
March 31, 2002. The pro forma statements of operations for the three months ended March 31, 2002 and year ended December 31, 2001, give effect to the acquisition of BCG by the Company, as if it had occurred effective January 1, 2001. Additionally, the pro forma statement of operations for the year ended December 31, 2001 has been adjusted to include the results of Back Bay Technologies, Inc. ("BBT"), from January 1, 2001 through its acquisition date of December 7, 2001. The historical results of the Company already include BBT's operating results after the acquisition. This adjustment is made to present pro forma results for the year ended
December 31, 2001 for the Company as it currently operates.

Balance Sheet Adjustments:

  (a) Issuance of long term note payable to a principal shareholder of the Company bearing 11% interest and receipt of $2,750,876 in cash to fund the cash portion of the Merger.

  (b) Under the terms of the merger agreement, BCG was required to maintain $250,000 in cash at Closing. All surplus cash above this minimum was distributed to the shareholders on May 31, 2002 prior to the Closing. This adjustment to the pro forma condensed combining balance sheet reflects the distribution of surplus cash as if it had occurred on March 31, 2002. Cash has been reduced by $416,939, with the offset being a reduction in retained earnings.

  (c)  Record the Company's investment in BCG, as follows:
       1.  Payment to the BCG Shareholders of $2,750,876 in cash;
       2. Record receivable from BCG shareholders for purchase price adjustment of $133,712;
       3. Issuance to the BCG Shareholders of 1,508,838 shares of common stock (par value $0.001) valued at $2.43 per share, which increased common stock by $1,509 and paid in capital by $3,418,524;
       4.  Accrual of $340,000 for estimated transaction costs;
       5.  Record the investment in BCG of $6,377,197; and,
       6. To record a deferred tax liability of $286,000 resulting from the change in the tax status of BCG at the acquisition date.

  (d) To eliminate the Company's investment in BCG, eliminate BCG's shareholders' equity balances, allocate the purchase price to BCG's assets and liabilities and record the excess purchase price as goodwill of $5,249,093.

Statement of Operations:

  (e) Interest expense for the BCG acquisition of $75,650 for the three months ended March 31, 2002 and $302,600 for the year ended December 31, 2001 related to the 11% note payable issued in connection with the Merger. An adjustment to interest expense of $154,151 for the year ended December 31, 2001 to reflect the additional interest expense associate with the purchase of BBT for the period January 1, 2001 to December 7, 2001.. An adjustment is also made to record general and administrative expense related to unvested BBT stock options exchanged for Company stock options for the period January 1, 2001 to December 7, 2001.

  (f) Pro forma net loss per share for the three months ended March 31, 2002 and for the year ended December 31, 2001 have been adjusted to reflect the additional issuance of 1,508,838 shares of common stock at Closing and assumes all shares were outstanding from the beginning of both periods presented. The weighted average shares outstanding for the year ended December 31, 2001 was also increased by 916,667 shares to reflect the BBT acquisition as if it had occurred at January 1, 2001.